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                                                                 EXHIBIT 10.14



                     HOTEL MANAGEMENT AGREEMENT (BAHIA MAR)


     THIS HOTEL MANAGEMENT AGREEMENT, made as of this 4th day of March, 1997, by and between:

        Rahn Bahia Mar, Ltd.

hereinafter called the "Owner", and

        Rahn Bahia Mar Mgmt., Inc.

hereinafter called the "Manager".

                                  RECITATIONS:

     A. The Owner is the owner of the following described property, situate, lying and being in the County of Broward, State of Florida, to-wit:

        the Radisson Bahia Mar Beach Resort and Yachting Center, Fort Lauderdale, Florida and related amenities and facilities

(the "Hotel").

     B. The Manager and the personnel of the Manager are experienced in the management of hotels of the type and nature of the Hotel.

     C. The Owner desires to obtain the benefits of the management and operating supervision of the Manager for the Hotel and the Manager has agreed to be so engaged.

     NOW, THEREFORE, in consideration of the premises, as well as in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth and for other good and valuable considerations, the receipt and sufficiency of which is acknowledged by the parties hereto, it is agreed:

     1. THE ENGAGEMENT:

     Upon and subject to the terms and conditions hereinafter set forth, the Owner does hereby engage and retain the Manager and the Manager does hereby agree to be engaged and retained by the Owner, to provide the services hereinafter described.



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     2. TERM OF AGREEMENT:

     A. This Agreement shall have a term which shall commence immediately upon the execution hereof and which shall terminate at the end of the third year, unless extended by mutual written agreement of the Owner and the Manager.

     B. The Owner shall have the right to terminate this Agreement without penalty or payment upon the occurrence of an event of default by the Manager, pursuant to Section 8.3 below.

     C. The Owner shall also have the right to terminate this Agreement at any time during the term hereof upon written notice to the Manager, for any reason or for no reason, and without the occurrence of an event of default by the Manager, provided that, in the event of such termination during the initial three year term hereof, the Owner shall pay to the Manager, as the Manager's sole compensation hereunder following such termination, an amount equal to the present value of the Estimated Management Fee for each month remaining in the initial three year term hereof following the effective date of such termination, prorated for any partial month. Such amount shall be paid by the Owner to the Manager within 10 business days following the effective date of termination. As used herein, "Estimated Management Fee" shall be equal to (i) the difference between (a) the average monthly amount of Management Fees actually paid by the Owner (or its predecessor) to the Manager during the 12 months immediately preceding the effective date of such termination (which amount shall be multiplied by (x) 1.03 for each of the first 12 months following termination,
(y) 1.06 for each of the second 12 months following termination, and (z) 1.09 for each of the third 12 months following termination) minus (b) the average monthly out of pocket costs which were incurred by the Manager over the same period but which similar out of pocket costs will not be incurred by the Manager following the effective date of such termination (which amount shall be multiplied by (x) 1.03 for each of the first 12 months following termination,
(y) 1.06 for each of the second 12 months following termination, and (z) 1.09 for each of the third 12 months following termination), multiplied by (ii) the number of months (prorated for any partial month) remaining in the initial three year term hereunder following the effective date of termination. As used herein, the "present value of the Estimated Management Fee" shall mean an amount equal to the aggregate value of each monthly installment of the Estimated Management Fee which would have been payable during the initial three year term of this Agreement if this Agreement had not been so terminated, calculated as of the effective date of termination and using a discount factor of eight (8%) percent.

     D. Upon the sale of the Hotel, the Owner will have the option to terminate this agreement without penalty or payment upon not less than 60 day notice to the Manager.

     3. General Duties of the Manager:

        3.1 The Manager shall provide to and for the benefit of the Owner such management services as are usually and customarily performed by managers of similar hotels for owners thereof, all at the Owner's expense. For all purposes under this Agreement, the term "fiscal year" shall mean

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the Owner's fiscal year, as may be changed from time to time, and which currently ends June 30. Subject to the Owner's instructions from time to time to the Manager to the contrary, the Manager is hereby authorized to and shall:

               3.1.1 Use all reasonable efforts to maximize patronage of the Hotel;

               3.1.2 Use all reasonable efforts to collect all charges, rents and other amounts due from Hotel guests, patrons, tenants, subtenants, parties providing exclusive services and concessionaires; cause notices to be served upon such guests, patrons, tenants, subtenants, parties providing exclusive services and concessionaires to quit and surrender space occupied or used by them, where desirable or necessary; ask for, demand, collect and give receipts for all charges, rents and other amounts which may at any time be due for any guest, patron, tenant, subtenant, party providing exclusive services or concessionaire; and, subject to the limitations hereinafter set forth, sue for and initiate summary proceedings in the name of the Hotel in connection therewith;

               3.1.3 Employ, pay, supervise and discharge all employees of the Hotel (all of whom shall be employees of the Manager, except for the Hotel's Executive Committee, which may be employed by either the Manager or "R&A Hotels, Inc.");

               3.1.4 Subject to and within the limits of the Budget (hereinafter defined), except as may be otherwise agreed to by the Owner, purchase or provide for, or both, in the fiscal year to which such Budget relates, the items provided or referred in such Budget;

               3.1.5 Provide for the maintenance and repair of the Hotel in accordance with similar hotel standards;

               3.1.6 Make available at its headquarters office personnel for the purpose of reviewing all plans and specifications for minor and routine alteration of the Hotel proposed by the Owner from time to time, advising with reference to the design or selection of replacement furnishings and equipment and the quantities required and, in general, for the purposes of eliminating operational problems or improving operations;

               3.1.7 Cause all such other things to be done in or about the Hotel as shall be necessary to comply with all statutes, ordinances, laws, rules, regulations, orders and requirements of any federal, state or local government and any appropriate departments, commissions, boards and offices thereof having jurisdiction in the matter respecting the use or manner of use of the Hotel or the maintenance and operation thereof, as well as with orders and any requirements of any local Board of Fire Underwriters or any other body which may exercise similar functions (provided that the Manager shall have no obligation to so comply or to correct any such defect unless the Manager has been notified thereof);


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               3.1.8  Arrange for all licenses and permits and for utility services, telephone, vermin extermination, security, trash removal and other services necessary or reasonably required for the operation of the Hotel;

               3.1.9 Purchase food, beverages, operating supplies and merchandise necessary for the proper operation of the Hotel;

               3.1.10 Subject to the limitations hereinafter set forth, commence such legal actions or proceedings concerning the Hotel as are necessary or reasonably required, in the opinion of the Manager, to preserve and protect the assets constituting the Hotel and to collect sums due on account of operation of the Hotel;

               3.1.11 Advise the Owner of the commencement of any material legal action or proceeding concerning the Hotel that is not covered by insurance, and, subject to the limitations hereinafter set forth, consult with the Owner concerning retention of counsel in connection with any action or proceeding commenced by or against the Manager concerning the Hotel;

               3.1.12 Grant concessions for services customarily subject to concession in hotels if, in the Manager's reasonable opinion, the granting of such concessions is deemed necessary or desirable;

               3.1.13 The Manager will assist the Owner in the obtaining and maintenance of such liquor licenses and alcoholic beverage licenses as may be required by law, in order for the Owner to own and operate such alcoholic beverage facilities as shall be contained within the Hotel;

               3.1.14 Render such periodic financial reports and reports with respect to operations of the Hotel from time to time as may hereafter specifically be provided, or cause or require the firm of independent Certified Public Accountants hired or retained by the Owner (the "Accountants") to prepare and file same, and cooperate with and assist the Accountants in so doing;

               3.1.15 Make its staff and employees available to consult with and advise the Owner, at the Owner's reasonable request, concerning all policies and procedures affecting the conduct of the business of the Hotel, and to consider suggestions with respect thereto made by the Owner;

               3.1.16 Advise the Owner with respect to, and assist the Owner in, obtaining insurance coverage and insurance policies hereinafter described and referred to; and


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                     3.1.17 Make expenditures and take all actions necessary to maintain the Hotel in compliance with the Radisson Hotels International License Agreement ("License Agreement") entered into with respect to the Hotel.

          3.2 Legal Proceedings - Certain Limitations:

               Unless otherwise directed by the Owner, legal proceedings of a non-extraordinary nature, relating to the operation of the Hotel, such as collections, enforcement of contracts and leases and proceedings against Hotel guests and tenants, may be instituted by the Manager and by counsel designated by the Manager. Legal proceedings of other types, or of an unusual nature, or involving monetary claims in excess of $50,000.00 brought in respect of the operation of the Hotel, shall require the Owner's approval of the action and designated counsel and the Manager shall furnish the Owner with periodic status reports with respect to such proceedings. In addition, unless otherwise directed by the Owner, the Manager shall have the right to defend, through counsel designated by the Manager and approved by the Owner, legal proceedings of a non-extraordinary nature against the Owner or the Manager resulting from the operation of the Hotel, such as guest claims for loss of property or injury to persons and claims relating to employment or the application for employment at the Hotel. Unless otherwise directed by the Owner, the defense of actions against the Hotel of a more significant nature (including, without limitation, any aspect of any negligence claim against the Owner or the Manager arising out of the operation of the Hotel and involving in excess of $50,000.00, as to which any insurance company denies coverage or reserves rights as to coverage) shall be coordinated with the Owner, designated counsel shall be subject to the Owner's approval and the Manager shall furnish the Owner with periodic status reports with respect thereto. All claims against the Owner or the Manager arising out of the operation of the Hotel which are covered in whole or in part by insurance, shall be forwarded by the Manager to the appropriate insurer for defense. In the event a suit is instituted against the Manager, in which the Owner is also named as a party defendant, the Owner and the Manager shall coordinate the defense of such suit. Nothing herein contained shall be construed as preventing the Owner from joining with the Manager in any legal proceedings or any action on behalf of or against the Hotel, whether of an extraordinary or nonextraordinary nature.

          3.3 Centralized Purchasing:

         If the other hotels operated by the Manager (or some of them) adopt a centralized purchasing system whereby operating supplies, food or consumables are purchased for the participating hotels from suppliers designated by the Manager, who may be affiliated with the Manager, then the Manager may cause the Hotel to participate in such centralized purchasing system, provided that the terms and conditions of such arrangement, taking into account the quality of the services and of the items purchased and the cost and payment terms to the Hotel of the items purchased, not less favorable to the Hotel than those, which could be obtained by the Hotel from unaffiliated third parties. All proposed arrangements of whatsoever kind or nature with respect to the operations of the Hotel between the Manager and any person or entity affiliated, directly or indirectly, with the

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Manager (or any owner of the Manager) shall be disclosed in writing to the Owner by the Manager and shall be subject to the prior written consent of the Owner.

          3.4 Initial Budgets - Operating and Capital Expenditures:

     The Manager shall submit both an operating budget and a capital expenditures budget within 45 days from the date hereof for the remainder of the year for the Owner's written approval.

          3.5 Operating Budget:

     At least 30 days prior to the beginning of each fiscal year, the Manager shall submit to the Owner for the Owner's approval, an annual budget for the Hotel, in form satisfactory to the Owner in the Owner's sole discretion (the "Budget"), which shall include for the ensuing fiscal year, an estimated profit and loss statement on a monthly basis in accordance with the Uniform System of Accounts for Hotels promulgated by the Hotel Association of New York City, Inc., as adopted by the American Hotel Association of the United States and Canada (the "Uniform System of Accounts"), a budget of receipts and expenditures required for the operation of the Hotel pursuant to the terms of this Agreement, including but not limited to rates to be charged and proposals for: (i) expenditures for furnishings; (ii) expenditures for revisions, alterations, rebuilding, replacements, additions and improvements in and to the Hotel for such ensuing fiscal year; (iii) expenditures for payroll; (iv) expenditures for advertising and public relations; and (v) other operating expenditures. Each Budget shall also contain, in narrative form, the assumptions used as the basis of its preparation.

     The Owner acknowledges that, notwithstanding the Manager's experience and expertise in the operation of hotels, the projections contained in each Budget and each pro forma submitted from time to time to the Owner by the Manager, are mere estimates and are subject to and may be affected by changes in financial, economic and other conditions and circumstances beyond the Manager's reasonable control, and the giving of such projections or pro formas shall never be construed as a guarantee or warranty by the Manager to the Owner that such projections or pro formas will, in fact, occur. The Owner shall give its written approval or disapproval of the Budget not later than 30 days after receipt thereof, except that any expenditures necessary to maintain the Hotel in compliance with the License Agreement does not require the Owner's approval. If the Owner does not provide its written approval or disapproval within such 30 day period the Manager shall operate on the basis of the last approved budget until such approval or disapproval is given. If the Owner objects to all or any portion of such Budget, the Owner and the Manager shall attempt to agree in respect of the items to which the Owner objects. The Owner's final decision with respect to those items shall be binding and the approved Budget will be so adjusted.

          3.6 Compliance with the Operating Budget:

     During each fiscal year, the Manager shall, in the performance of its duties hereunder, use and employ its best efforts to comply with the Budget relating to such fiscal year and the Manager

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shall not (except for emergencies or special circumstances such as a violation of law, a change of law or regulation, or the unanticipated arising of a condition dangerous to life or property) materially deviate from the Budget or incur additional expenses that in the aggregate exceed 5% of the aggregate amount, and 10% with respect to any individual budget item, shown on the approved Budget, or materially change the manner of operation of the Hotel, without the written approval of the Owner. If at any time during any fiscal year the Manager shall, in the performance of its duties hereunder, determine that the Budget relating to such fiscal year is no longer appropriate because of changes in conditions, circumstances or otherwise, for example, without limitation, if it is necessary in the judgment of the Manager to incur additional expenses which in the aggregate exceed 5% of the aggregate amount, or 10% with respect to any individual budget item, shown on the Budget for such fiscal year, then the Manager shall submit to the Owner for the Owner's approval, a revised Budget for the remainder of such fiscal year, indicating in narrative form, the reasons why the assumptions used as the basis of preparation of the original Budget for such fiscal year are no longer valid. The Owner shall give its written approval or disapproval of the revised Budget not later than 30 days after receipt thereof. If the Owner does not approve or disapprove such revised Budget within such 30-day period, in writing, then the Owner shall be deemed to have rejected such revised Budget as submitted by the Manager.

          3.7 Emergency Expenditures:

     Whenever, by reason of circumstances beyond the reasonable control of the Manager, emergency expenditures are required to be made to insure that the operating standard specified herein is maintained or to protect life or property, the Manager may make emergency expenditures beyond the provisions of the Budget, provided that the expenditures for any single occurrence, or any related set of occurrences in the aggregate, may not exceed $50,000.00 without the written approval of the Owner.

          3.8 Bank Accounts:

     The Manager shall establish bank accounts at commercial banks selected by the Manager. One such account shall bear the name of the Hotel and the Owner and shall be designated as the Hotel Operating Account (the "Operating Account"). Another such account shall bear the name of the Hotel and the Manager and shall be designated as the Hotel Payroll Account (the "Payroll Account"). In addition, a Property Tax Account (as described in Section 3.13), a capital expenditure account ("CEP Account") and a Travel Agent Commission Account shall be established in the name of the Owner. All funds of any kind or nature received either by the Manager or the Owner in connection with the operation of the Hotel shall be deposited in the Operating Account. Checks and other documents of withdrawal on any of the accounts need be signed only by a duly authorized representative of the Manager provided that such representatives of the Manager shall be bonded or otherwise insured as to fidelity, to the satisfaction of the Owner. Payment of all expenses and other expenditures in respect of the Hotel shall be made from the Operating Account, except for payroll and payroll related expenditures, property taxes, capital expenditures and travel agent commissions, which shall be made from their respective accounts. The Manager shall transfer from the Operating

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Account to the Payroll Account such monies as shall be required, from time to time, to satisfy the Hotel's payroll obligations. In no event will any of the monies deposited in the account be commingled with other funds. The Manager shall make available to the Owner, from time to time, when requested by the Owner, all records with respect to the bank accounts. The funds in such accounts shall be the sole property of the Owner and the Manager shall have no interest therein.

          3.9 Owner's Obligation to Provide Funding:

     If at any month end the funds in the Operating Account fall below $150,000.00, the Manager shall immediately notify the Owner in writing and the Owner will (1) advance sums necessary to restore the working capital to $150,000.00 and (2) indemnify the Manager against liability for payroll taxes or any other liability arising from such Operating Account shortfall.

          3.10 Financial Statements:

     The Manager shall prepare and deliver to the Owner within 20 days after the end of each month, a profit and loss statement prepared generally in accordance with the Uniform System of Accounts, showing the results of the operation of the Hotel for that month, the month's budget, and the same month for the prior year along with the same information for the year to date. Such statement shall be prepared from the books of account maintained by the Manager and shall be in form and substance reasonably satisfactory to the Owner.

     Not later than 120 days immediately following the end of each fiscal year, the Manager shall cause to be prepared and delivered to the Owner reasonably detailed financial statements for such fiscal year (the "Annual Statements"), which shall consist of: (i) a balance sheet; (ii) a statement of earnings and retained earnings; and (iii) a statement of cash flows and shall be prepared by, and shall contain an opinion of the Accountants, to the effect that, subject to such acceptable qualifications as shall be contained therein, such financial statements present fairly the financial position, results of the operations and changes in cash flow of the Hotel for the fiscal year then ended in conformity with generally accepted accounting principles applied on a consistent basis. In view of the fact that the Accountants shall be selected and designated by the Owner, the Manager shall not be responsible for any delays in the delivery of the Annual Statements not caused by the Manager.

          3.11 Payment of Excess Funds to the Owner:

     The Manager shall pay to the Owner within twenty (20) days after the end of each month all funds in the Operating Account in excess of the $150,000.00 mentioned in Section 3.9.

          3.12 Books, Records and Accounts:

     The Manager shall keep full and adequate books of account and other records reflecting the results of operations of the Hotel on an accrual basis, in accordance with generally accepted accounting principles applied on a consistent basis. The books of account and all other records

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relating to or reflecting the operation of the Hotel shall be kept at the Hotel and shall be made available to the Owner and its representatives and any other supervisory or regulatory authority having jurisdiction over the Owner or the Hotel, at all reasonable times, for examination, audit, inspection and transcription. All of such books and records pertaining to the Hotel, including, without limitation, books of account, guest records and front office records, shall at all times be the property of the Owner and shall not be removed from the Hotel by the Manager without the Owner's consent. Upon any termination hereof, all such books and records shall immediately be turned over to the Owner.

          3.13 Escrow of Property Tax Funds and Payment of Taxes:

     The Manager shall transfer from the Operating Account the appropriate property tax funds to a separate bank account (the "Property Tax Account") within twenty (20) days after the end of each month. The Manager shall pay, or cause to be paid for the Owner's benefit at the Owner's sole cost and expense, before they become delinquent, all taxes, assessments, excises, levies, licenses and permit fees and other charges (including all penalties and interest relating thereto), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever, which shall or may during the term of this Agreement be levied, assessed, charged and/or imposed by any public or quasi-public authority upon, or accrue or become due and payable out of or on account of, or become a lien on the Hotel and related facilities and other improvements now or hereafter situated thereon or on the fixtures, furniture, furnishings, equipment and other personal property appurtenant thereto.

          3.14 Alterations, Remodeling, Demolition:

     At any time and from time to time, the Manager shall have the right to alter, remodel and/or demolish any improvements now or hereafter situated upon the Land, or within the Hotel, or replace or add to any of the furniture, furnishings, fixtures or equipment, located within the Hotel ("FF&E") in accordance with the express provisions of the CEP Budget (as described in Section 3.16), without the prior consent of the Owner, and in any other manner with the prior written consent of the Owner.

          3.15 Compliance With Laws:

     The Manager shall not use the Hotel for any purpose other than a hotel, and shall not use the Hotel or any portion thereof, and the Manager shall use diligent efforts to see that others do not use the Hotel or any portion thereof, for any use or purpose, in violation of any valid and applicable statute, ordinance, rule or regulation of the United States, the State of Florida, the county or the municipality in which the Hotel in located, or other lawful authority having jurisdiction over the Hotel, and in all respects, the Manager shall use its best efforts to cause the use and operation of the Hotel to comply with all valid and applicable statutes, ordinances, rules and regulations of all such governmental entities.


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          3.16 Capital Expenditures Program ("CEP"):

     The Manager shall transfer to the CEP Account an amount equal to four percent (4%) of the Hotel's Gross Revenues each month during the term of this Agreement. The Manager is authorized to utilize the funds from the CEP Account pursuant to the CEP Budget.

     At least 30 days prior to the beginning of each fiscal year, a budget shall be prepared by the Manager and submitted to the Owner for the Owner's written approval. The CEP Budget will include the replacement and renewal of FF&E; and certain nonroutine repairs and maintenance to the buildings which are normally capitalized under generally accepted accounting principles, such as, exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls, and the like, and major repairs, alterations, improvements, renewals or replacements to the buildings' structure or to their mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems.

     The Owner shall give its written approval or disapproval of the CEP Budget not later than 30 days after receipt thereof. If the Owner does not provide its written approval or disapproval of such CEP Budget within such 30-day period, then the Owner shall be deemed to have rejected such CEP Budget as submitted by the Manager. If the Owner objects to all or any portion of such CEP Budget, the Owner and the Manager shall attempt to agree in respect of the items to which the Owner objects. The Owner's final decision with respect to those items shall be binding and the approved CEP Budget will be so adjusted.

          3.17 Repairs and Maintenance:

     The Manager shall, as an expense of the Hotel from time to time, make such expenditures for repairs and maintenance and minor alterations, as may be necessary or required, in its reasonable opinion, to keep the Hotel in good operating condition. The cost of such routine repairs, minor alterations and similar items that are expenses under generally accepted accounting practices, other than those to be paid from the CEP account, shall be paid from Gross Revenues in accordance with the Operating Budget.

          3.18 Insurance:

     The Manager shall, at the Owner's sole cost and expense, provide and maintain, or cause to be provided and maintained, for the Hotel and related facilities, at all times throughout the term of this Agreement, fire and extended coverage insurance in an amount not less than eighty per cent (80%) of the full replacement cost of the Hotel and related facilities (exclusive of foundations and footings), comprehensive general liability insurance, including but not limited to products and innkeeper's liability, and property damage insurance and comprehensive automobile liability insurance, non-owned auto insurance, host liquor liability, dram shop liability, workmen's compensation insurance, business interruption insurance (in an amount calculated to reimburse the Owner for losses on account of business interruption for a period of not less than six months) and

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such other insurance, against other insurable risks, as the Owner deems necessary or advisable, in such amounts as the Owner shall from time to time deem appropriate (provided that liability coverage shall never be less than Ten Million Dollars ($10,000,000) single limit). All insurance described herein may be obtained by the Owner or the Manager by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein.

     In the event that the Manager grants any leases, licenses or concessions in accordance with the provisions of this Agreement, the Manager shall require such tenants, licensees and concessionaires to carry insurance in accordance herewith, except for the liability coverage, which may not be less than $1 million, and to furnish certificates evidencing such insurance.

     The Owner and the Manager shall both be named insureds in such policies, as their interests may appear, and each such policy shall contain a waiver by the insurer of the rights of recourse of subrogation by the insurer against the Owner and the Manager. All insurance shall be in such form and with such companies as shall be satisfactory to the Owner and shall comply with the requirements of the License Agreement and any mortgage encumbering the Hotel. The Manager shall provide to the Owner true copies or certificates of all such insurance, not less than 30 days prior to the expiration of all prior policies.

     The Manager shall promptly investigate or cause to be investigated all accidents and claims for damage relating to the operation and maintenance of the Hotel and related facilities, and shall report to the Owner any such incident which is material, and the Manager shall investigate or cause to be investigated all damage to or destruction of the Hotel or related facilities and shall report to the Owner any such incident which is material, together with the estimated cost of repair thereof. In addition, the Manager shall prepare any and all reports required by any insurance company as a result of any such incident.

          3.19 All Costs and Expenses Attributable to the Owner:

     All costs and expenses of any kind or nature paid or incurred by the Manager in the performance of its duties and obligations under this Paragraph and all of its subparagraphs, or incurred by the Hotel, shall be at the Owner's sole cost and expense, and the Manager shall not be obligated for the payment of any such costs or expenses. Notwithstanding the foregoing, nothing herein contained shall be construed as requiring the Owner to pay any of the Manager's home office expenses, except for: (i) direct out of pocket expenses incurred by the Manager on behalf of the Hotel; (ii) the salary of supervisory personnel engaged full time at the Hotel if such personnel shall be either on the Manager's or "R&A Hotels, Inc."'s payroll, or engaged as temporary replacements for Hotel key personnel; and (iii) computer costs directly attributable to the Hotel, on a pro rata basis calculated in a manner acceptable to the Owner. Although all of the employees of the Hotel shall be employees of the Manager, the Owner and the Manager agree that it may be desirable that the on-site General Manager of the Hotel and certain other department heads all of whom are generally referred to as the Executive Committee shall be employees of either the Manager or "R&A Hotels,

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Inc."; and, in such event, it is agreed that the Owner shall, consistent with the Budget, reimburse the Manager for the reasonable salaries and other payroll costs expended or incurred by the Manager or R&A Hotels, Inc. for such persons.

          3.20 License Agreement

     If there is any conflict between the terms of this Agreement and the terms of the License Agreement, the terms of the License Agreement shall govern and control.

     4.   MANAGER'S FEES:

          4.1 For services rendered by the Manager to the Owner pursuant to the terms of this Agreement or any extensions or renewals hereof, the Owner shall pay to the Manager as compensation for the Manager's services to be rendered hereunder, and the Manager shall accept from the Owner as its sole compensation, a management fee (the "Management Fee") in an amount equal to two percent (2%) of Gross Revenues during the term hereof.

          4.2 Definition of Gross Revenues:

     For purposes of this Agreement, the following definitions shall be applicable:

     "Gross Revenues" shall mean all receipts, revenues, income and proceeds of sale of every kind or nature derived directly or indirectly from the operation of the Hotel, and services rendered to, and rentals of all kinds received from, tenants, subtenants, licensees and occupants of space located in the Hotel, including, without limiting the foregoing, all receipts, revenues and income derived from guest rooms, food and beverage operations, bar and lounge operations, meeting room facilities, space rentals to stores and other tenants, all calculated on an accrual basis, whether in cash or in credit, including the proceeds of insurance received with respect to use and occupancy or business interruption insurance, and any amount recovered in any legal action or proceeding or settlement thereof which arose out of the operation of the Hotel, which amount under generally accepted accounting principles applied on a consistent basis, is properly includable as an income item, less the following:

               (i) all taxes collected as direct taxes from guests or patrons of the Hotel or in respect of any business conducted in the Hotel to be paid to duly constituted taxing authorities having jurisdiction, such as sales taxes;

               (ii) Tips and service charges collected for payment to employees; and

               (iii) Proceeds of sales of property, real and personal, other than sales in the ordinary course of the Hotel's business.

          4.3 Time of Payment of Management Fee:

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




     The Management Fee will be paid by the tenth day of each month, for the preceding month. The Owner hereby authorizes the Manager to pay itself the Management Fee, monthly, from the Operating Account. The aggregate of the Management Fees so paid monthly, shall be reconciled annually (based upon the Owner's fiscal year) between the Owner and the Manager, based upon the Annual Statements referred to in Paragraph 3.10 hereof and within 30 days of the rendition of each Annual Statement for the prior fiscal year and appropriate payments or refunds shall be paid.

        4.4 Out of Pocket Expenses:

     The Owner shall reimburse the Manager for all permitted out of pocket expenses made or incurred by the Manager on behalf of the Owner, in accordance with statements thereof to be rendered by the Manager to the Owner from time to time. The Manager may reimburse itself for all such reimbursable out of pocket expenses incurred on behalf of the Owner, from the Operating Account, subject, however, to the Owner's subsequent review and annual reconciliation, as provided in Paragraph 4.3 hereof.

     5. ASSIGNMENT:

     The Owner may assign or transfer this Agreement without the Manager's consent. The Manager shall not assign or transfer, or permit the assignment, delegation of duties or transfer of, this Agreement without the prior written consent of the Owner; provided, however, that the Manager shall have the right, without such consent, but upon 60 days prior notice to the Owner, to assign its interest in this Agreement to any of its affiliated companies, provided that John Anderson, Robert Stirk and/or Peter Roberts own 100% of said company and any such assignee shall be deemed to be the Manager for the purposes of this Agreement. However, any assignment of the Agreement by the Manager is subject to approval by Radisson Hotels International. Any assignee of the Manager shall execute an assignment and assumption agreement in form acceptable to the Owner.

     An assignment by the Owner, the Manager or of any assignee of its interest in this Agreement shall not relieve the Owner, the Manager or any such assignee, an the case may be, from their respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, their successors or assigns.

     6. DAMAGE AND DESTRUCTION:

     If the Hotel or any portion thereof shall be damaged or destroyed at any time during the term hereof by fire, casualty or other cause, to such an extent that it would be either impossible or impracticable, in the Owner's good faith judgment, to repair the Hotel or to continue to operate the Hotel facility as a hotel, then the Owner may terminate this Agreement by giving written notice of termination to the Manager, whereupon this Agreement shall be terminated and of no further force and effect, except with respect to the duties, liabilities and obligations of the parties which arose or accrued prior to termination.

     7. CONDEMNATION:

     If the entire Hotel shall be taken in eminent domain or condemnation proceedings or if such portion of the Hotel shall be taken in eminent domain or condemnation proceedings such that in the reasonable good faith judgment of the Owner, it is impossible or impracticable to continue to operate the Hotel property as a hotel, then, in either of such events, the Owner shall have the right to terminate this Agreement by giving written notice of such termination to the Manager and upon the giving of such notice, this Agreement shall be terminated and of no further force and effect, except with respect to the duties, liabilities and obligations of the parties which arose or accrued prior to termination. In the event of termination under this Paragraph 7, such termination shall be effective upon the date of taking. The provisions of this Paragraph 7 with respect to termination shall be applicable should the Owner make a conveyance in lieu of condemnation, in which event the day of the execution and delivery of such conveyance shall be the date of termination.

     8. DEFAULT:

        8.1 Default by the Manager:

     The following events shall be deemed to be events of default by the Manager under this Agreement:

               8.1.1 The Manager shall fail to comply, in a material manner, with any of the terms, conditions, provisions or covenants of this Agreement, to be complied with by the Manager and the Manager shall not cure such failure within 20 days after written notice thereof given by the Owner to the Manager, or, if such failure is not reasonably susceptible of being cured within said 20-day period, if the Manager shall fail to commence to cure such failure within said 20-day period, or, having commenced, shall thereafter fail to complete the curing of such failure with reasonable diligence;

               8.1.2 The Manager shall become insolvent, shall make a transfer in fraud of its creditors, or shall make an assignment for the benefit of creditors;

               8.1.3 The Manager shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, or if the Manager shall be adjudged bankrupt or insolvent in proceedings filed by or against the Manager thereunder;

               8.1.4 A receiver or trustee shall be appointed for the Manager or for all or substantially all of the assets of the Manager and such appointment is not vacated or otherwise caused to be net aside within 90 days from the occurrence thereof; or


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



               8.1.5 The Manager shall breach any obligation owed by it, or cause a breach of any obligation owed by the Owner, under the License Agreement, subject to any applicable notice and right to cure thereunder.

          8.2 Default by the Owner:

     The following events shall be deemed to be events of default by the Owner under this Agreement:

               8.2.1 The Owner shall fail to provide sufficient funds in the Operating Account to pay all of the current expenses, fees, bills or other charges in connection with the Hotel, as required by Paragraph 3.9 hereof, within 20 business days after receiving written request therefor by the Manager;

               8.2.2 The Owner shall fail to comply in any material respect with any other term, provision or covenant of this Agreement to be complied with or performed by the Owner, and shall not cure such failure within 30 days after written notice thereof from the Manager to the Owner, or, if such failure is not susceptible of being cured within said 30-day period, if the Owner shall fail to commence to cure such failure within said 30-day period, or, having commenced, shall thereafter fail to complete the curing of such failure with reasonable diligence; or

               8.2.3 If the Owner shall arbitrarily withhold approval of budgetary expenditures proposed by the Manager for repairs and replacements and refurbishing of and to the Hotel necessary, in the good faith reasonable judgment of the Manager, to maintain and operate the Hotel as a first-class type hotel.

          8.3 Remedies for Default:

     Should either party default in its obligations under the terms, conditions and provisions of this Agreement, the other party shall have such rights to enforce this Agreement, and such remedies on account of such default, both at law and in equity, as is provided, established or allowable under the laws of the State of Florida, all of which remedies shall be cumulative. Upon default by the Manager, the Owner shall have the right to terminate this Agreement upon written notice to the Manager, in which case the Manager shall cooperate with the Owner to facilitate a smooth transition of the management of the Hotel to the successor manager.

          8.4 License Agreement with Radisson Hotels International ("Radisson")

     The parties acknowledge that any termination of this Agreement may constitute grounds for termination of the License Agreement between the Manager and Radisson, and thirty days (30) prior written notice thereof to Radisson of termination of this Agreement is required under the License Agreement.

      9. INDEMNITIES

     The Owner hereby indemnifies and saves the Manager harmless from and against all claims, damages and costs arising out of or in connection with the management of the Hotel and the operation thereof, except for acts of the Manager or its officers, agents or employees taken outside the scope of, or in breach of, this Agreement and/or acts of negligence or willful misconduct of the Manager, its officers, agents or employees (collectively the "Unauthorized Acts"). The Manager shall indemnify and hold the Owner harmless from and against all claims, damages and costs arising out of or in connection with Unauthorized Acts. The indemnities herein contained shall not apply to any damages with respect to which the indemnified party is covered by insurance and for which insurance proceeds are actually received.

     The above indemnification from the Owner does not apply as it relates to the Manager's performance under the License Agreement with Radisson, unless a default under the terms of the License Agreement is caused directly or indirectly by the Owner's failure to make payment of or provide for capital improvements or alterations as may be required under the License Agreement.

     10. ESTOPPEL CERTIFICATES:

     The Owner and the Manager shall, at any time and from time to time upon not less than 10 days prior written request by the other, execute, acknowledge and deliver a statement in writing certifying that:

          10.1 This Agreement is unmodified and in full force and effect (or, if modified, that the same is in full force and effect, as modified, stating the modifications);

          10.2 The date to which payments have been made under this Agreement;
and

          10.3 So far as the Owner or the Manager, as the case may be, knows, no default hereunder on the part of the Owner or the Manager, as the case may be, exists (except that if any such default does exist, the certifying party shall specify such default), it being intended that any such statements delivered pursuant to this Paragraph 10 may be relied upon by any prospective purchaser, assignee, or mortgagee of the Owner's interest in the Hotel, or of either party's interest in this Agreement.

     11. NOTICES:

     Any notice which may or is required to be given hereunder shall be in writing and shall be deemed given, whether actually received or not, if orderly delivery of the mail has not been disrupted or threatened when deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail, addressed to the Owner or the Manager, as the case may be, at the addresses set forth after their respective names below, or at such different addresses as they shall have theretofore advised the other in writing in accordance herewith.

If intended for the Owner:

                           Rahn Bahia Mar, Ltd.
                           c/o Florida Panthers Holdings, Inc.
                           450 East Las Olas Boulevard
                           Suite 1500
                           Fort Lauderdale, Florida 33301
                           Attn.: Richard C. Rochon

With a copy to:

                           Akerman, Senterfitt & Eidson, P.A.
                           One S.E. Third Avenue, Suite 2800
                           Miami, Florida 33131
                           Attn.: Edward L. Ristaino, Esq.

If intended for the Manager:

                           Rahn Bahia Mar Mgmt., Inc.
                           450 East Las Olas Boulevard
                           Suite 700
                           Fort Lauderdale, Florida 33301
                           Attn.: Robert J. Stirk

     12. APPROVAL BY THE OWNER:

     In any instance where the approval or consent of the Owner is required or permitted hereunder, such approval or consent shall be in writing and such consent or approval may be withheld or delayed in the sole discretion of the Owner.

     13. NO WAIVER:

     No waiver of any covenant, term or condition of this Agreement by either party shall be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary, consent to or approval of any subsequent similar act.

     14. GOVERNING LAWS:

     The laws of the State of Florida shall govern the interpretation, validity, performance and enforceability of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     15. ENTIRE AGREEMENT; MODIFICATION:

     This Agreement contains the entire agreement between the parties with respect to its subject matter, terminates and supersedes the Hotel Management Agreement dated June 30, 1994, and no agreement shall be effective to change, modify or terminate this Agreement, in whole or in part, unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been drafted by one of the parties, or such party's counsel, it being agreed that both parties and their respective counsel have mutually participated in the negotiation and preparation of this Agreement.

     16. DESCRIPTIVE HEADINGS:

     The descriptive headings set forth in this Agreement are inserted for convenience and for reference only and do not in any way limit or amplify the terms and provisions of this Agreement.

     17. SUCCESSORS AND ASSIGNS:

     The terms, provisions and covenants contained in this Agreement shall apply to, inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the Owner and the Manager have hereunto set their hands and seals on the day and year first above written.

                                OWNER:

                                Rahn Bahia Mar, Ltd., a Florida limited
                                partnership

                                By:   Rahn Bahia Mar, G.P., Ltd., a Florida
                                      limited partnership, its general partner

                                      By:      Rahn Bahia Mar, Inc., a
                                               Florida corporation, its general
                                               partner

                                               By:
                                                   -------------------------
                                               Name:  Richard C. Rochon
                                               Title:  President

                                MANAGER:

                                Rahn Bahia Mar Mgmt., Inc.



                                By:
                                   -----------------------------------------
                                   Name:
                                        ----------------------------
                                   Title:
                                        ----------------------------







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